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                                                       EXHIBIT 10.5






                             EMPLOYMENT AGREEMENT

                  This Employment Agreement (the "Agreement") is entered into as of June 19, 1996 by and between MOSCOM Corporation, a Delaware corporation (the "Company"), and Mr. John A. White (the "Executive").

                              W I T N E S S E T H

                  WHEREAS, the Company desires to employ Executive on the terms and conditions herein contained; and

                  WHEREAS, Executive is willing to enter into this Agreement for employment with the duties outlined herein on a full-time basis.

                  NOW, THEREFORE, in consideration of the employment of Executive by the Company, the Company and Executive agree as follows:

                  1. Term of the Agreement. The Company shall employ Executive and Executive shall accept employment with the Company for the two (2) year period commencing on June __, 1996 (the "Commencement Date") and ending June __, 1998 (the "Employment Period"), subject, however, to prior termination as hereinafter provided in Section 5.

                  2.       Executive's Duties and Obligations.

                           a.       Duties.  Executive shall serve as President
and Chief Executive Officer of the Company's Votan Division and later, upon the assumption of this Agreement by Votan Corporation, a Delaware corporation and a subsidiary of the Company ("Votan"), as the President and Chief
Executive Officer of Votan. Executive shall at all times report to, and shall be subject to the policies established by, the Company's Board of Directors and shall discharge his responsibilities in a competent and faithful manner, consistent with sound business practices.

                           b.       Non-Disclosure Agreement.  Prior to his
commencement of employment with the Company, Executive shall execute the Company's form of Employee Non-Disclosure and Developments Agreement (the "Non-Disclosure Agreement") to be provided by the Company to Executive.

                  3.       Devotion of Time to Company's Business

                           a.       Full-Time Efforts.  During his employment
with the Company, Executive shall devote all of his business time, attention and efforts to the business of the Company.







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                           b.       No Other Employment.  During his employment
with the Company, Executive shall not, whether directly or indirectly, render any services of a commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Company's Board of Directors.

                           c.       Non-Competition During Employment.  During
his employment with the Company, Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, joint venturer, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is competitive with the Business (as defined below) or Proposed Business (as defined below) of the Company.

                           d.       Non-Solicitation of Employees.  Executive
agrees that during his employment with the Company and for one (1) year thereafter, he will not encourage or solicit any employee of the Company to leave the Company for any reason; provided, however, that this obligation shall not affect any responsibility he may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

                           e.       Non-Competition After Employment.  Executive
agrees that for one (1) year following the termination of his employment with the Company, he will not (i) engage in any employment, business or activity that is competitive with the Business or Proposed Business of the Company, and will not assist any other person or organization in competing with the Company or in preparing to engage in competition with such Business or Proposed
Business of the Company, or (ii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts which were contacted, solicited or served by Executive while employed by the Company. Notwithstanding the foregoing, in the event Executive is terminated by the Company without Good Cause (as defined below) during the Employment Period, the noncompete provision set forth in this
Section 3.e. shall be null and void.

                           f.       Geographic Area.  Executive hereby
specifically acknowledges that the narrow definitions of the Business and the Proposed Business enable him to find gainful employment within his chosen profession without violating the noncompete provision set forth in this
Section 3. He therefore specifically agrees to refrain from any action that could be deemed in violation of this Section 3 anywhere in North America.










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                       g.       Definitions.  For the purpose of this Section
3 the following terms shall have the definitions set forth below:

                 (i) "Proposed Business" of the Company shall mean (A) the design, development and commercialization of speech recognition and voice verification technologies and products or (B) a product or service under design or development by the Company.

                 (ii) "Business" shall mean any portion of the Proposed Business that has been commercialized.

                      h. Exceptions. Notwithstanding the provisions of this Section 3, nothing herein shall prohibit Executive from (i) holding less than one percent (1%) of the outstanding capital stock of a publicly held corporation engaged in a business that competes with the Business or Proposed Business of the Company; or (ii) serving on one or more Boards of Directors of non-profit corporations (so long as, in the aggregate, such commitments do not interfere with the performance of Executive's duties for the Company).

                       i. Interpretation. If any restriction set forth in Section 3.e., 3.f., 3.g. or 3.h. is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                       j. Equitable Remedies. The restrictions contained in Sections 3.e., 3.f., 3.g. and 3.h. are necessary for the protection of the business and goodwill of the Company and are considered by Executive to be reasonable for such purpose. Executive agrees that any breach of Section 3.e., 3.f., 3.g. or 3.h. of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, Executive agrees that the Company, in addition to any other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

                  4.       Compensation and Benefits.

                           a.       Base Compensation.  During the term of this
Agreement, the Company shall pay to Executive base annual compensation of One Hundred Eighty Thousand Dollars ($180,000.00), less all required withholdings (the "Base Salary") payable in accordance with the Company's payroll policies. It is contemplated that the Company will review Executive's base compensation from time to time during the period of his employment and, at the discretion of the Company's Board of






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Directors, may increase his base salary from time to time based upon his performance, then generally prevailing industry salary scales and other relevant factors.

                           b.       Signing Bonus.  Upon the execution of this
Agreement by Executive, Executive shall be entitled to receive a signing bonus in an amount equal to Twenty Five Thousand Dollars ($25,000.00) (the "Signing Bonus"). In the event that Executive terminates this Agreement during the initial term hereof, Executive shall be obligated to pay the Signing Bonus back to the Company, such amount being due on the date of Executive's termination of employment.

                           c.       Performance Bonuses.  Executive shall be
entitled to receive an annual cash bonus of up to 50% of his Base Salary based upon the achievement of certain performance objectives, at the discretion of the Company's Board of Directors.

                           d.       Initial Public Offering Bonus.  Executive
shall be entitled to receive a bonus in an amount equal to Twenty Five Thousand Dollars ($25,000.00) upon the successful completion of an initial public offering of the common stock, par value $.01 per share, of the Company, with gross proceeds to the Company in excess of Ten Million Dollars ($10,000,000.00), pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

                           e.       Benefits.  During his employment with the
Company, Executive will be entitled to receive all such family health and medical benefits (including dental) and disability insurance as are provided to other executive officers of the Company. The Company reserves the right to modify, amend or terminate any benefits listed above at any time for any reason (provided such modification, amendment or termination is applicable to all executives receiving such benefits) but shall, in any case, provide reasonable health and disability benefits to Executive while Executive is a full-time employee of the Company. Further, Executive will have the rights to participate in any vacation and savings plans to be implemented by the Company which are provided to other executive officers of the Company.

                           f.       Stock Option Grant.  As soon as possible
after Executive executes this Agreement and Votan assumes this Agreement, and upon the adoption of a stock option plan by Votan, Executive shall be granted a stock option to purchase One Hundred Twenty Thousand (120,000) shares of Votan's Common Stock, par value $.01 per share (the "Options"). The Options shall have an exercise price per share equal to the initial public offering (the "IPO") price of Votan's Common Stock on the grant date, if






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the Options are incentive stock options, or 85% of the IPO price, if the
Options are non-qualified stock options, and shall have a maximum term of 10 years, subject to earlier termination upon cessation of Executive's employment with the Company. Sixty Thousand (60,000) shares underlying the Options shall become exercisable upon completion of thirty months of service after the Commencement Date and the remaining Sixty Thousand (60,000) shares underlying the Options shall become exercisable upon completion of sixty months of service after the Commencement Date. The vesting of the Options shall cease upon termination of Executive's employment hereunder. The Executive's rights and obligations with respect to the Options shall be governed by the terms and conditions of Votan's standard Stock Option Agreement.

                           g.       Expense Reimbursement.  Executive shall be
entitled to reimbursement from the Company for all customary, ordinary and necessary business expenses incurred by you in the performance of your duties hereunder, provided you furnish the Company with vouchers, receipts and other details of such expenses within thirty (30) days after they are incurred. In addition, the Company shall reimburse Executive for an an automobile allowance in an amount not to exceed Seven Hundred Dollars ($700.00) per month.

                  5.       Termination of Employment.

                           a.       Termination for Good Cause.  The Company may
terminate Executive's employment at any time for Good Cause. For the purposes of this Agreement, "Good Cause" includes, but is not limited to, gross misconduct, gross neglect of duties, acts involving moral turpitude, material breach by Executive of the Non-Disclosure Agreement or any act or omission involving fraud, embezzlement, or misappropriation of any property or proprietary information of the Company by Executive.

                           b.       Termination without Good Cause.  If
Executive's employment is terminated by the Company without Good Cause, the following provisions shall apply:

                                 i)      Executive shall be entitled to any
unpaid compensation accrued through the last day of Executive's employment;

                                ii)     Executive shall be entitled to receive
severance payments equal to his base compensation, payable on normal Company payroll dates, for a period ending on the later of (A) the second anniversary of the Commencement Date, and (B) three months after such termination of employment (the "Severance Payments"), which Severance Payments shall cease to be owing by the Company to Executive upon Executive's commencement of employment with another company.






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                           c.       Termination by Executive.  If Executive
terminates this Agreement under this Section 5.c., Executive shall only be entitled to any unpaid compensation accrued through the last day of Executive's employment, but in no event shall Executive be entitled to any severance benefit.

                           d.       Death or Disability.  This Agreement shall
terminate if Executive dies or is mentally or physically Disabled. For the purposes of this Agreement, "Disabled" shall mean a mental or physical condition that renders Executive incapable of performing his duties and obligations under this Agreement for three (3) or more consecutive months or for a total of six (6) months during any twelve (12) consecutive months. If this Agreement is terminated under this Section 5.d., Executive or his estate shall be entitled to any unpaid compensation accrued through the last day of Executive's employment but shall not be entitled to any severance benefits.

                  6.       Miscellaneous.

                           a.       Representations and Agreements of Executive.
Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder. Executive further represents and warrants that he does not possess any proprietary information with respect to any former employer which is subject to an agreement or understanding, whether written or oral, between Executive and such former employer which restricts Executive's use or disclosure of such proprietary information.

                           b.       Governing Law.  This Agreement shall be
interpreted, construed, governed and enforced according to the laws of the State of California.

                           c.       Arbitration.  Any controversy between the
parties hereto involving the construction or application of any terms, covenants or conditions of this Agreement or any other agreement executed in connection herewith, or any claim arising out of or relating to this Agreement, except with respect to prejudgment remedies, will be submitted to and be settled by final and binding arbitration in San Francisco, California or such other place as the parties may agree, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                         d.       Amendments.  No amendment or modification of
the terms or conditions of this Agreement shall be valid unless






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in writing and signed by the parties hereto.

                           e.       Severability.  If one or more provisions of
this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, else, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                           f.       Successors and Assigns.  The rights and
obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this Agreement. It is anticipated and agreed that this Agreement shall be assumed by Votan upon the transfer of substantially all of the assets of the Company's Votan Division to Votan.

                          g.       Non-Waiver.  The waiver of any term or
condition of this Agreement shall not be deemed to constitute a waiver of any other term or condition.

                          h.       Notices.  All notices required or permitted
under this Agreement shall be in writing and shall be deemed effective upon personal delivery or two days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below such party's signature, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 5.f.

                          i.       Entire Agreement.  This Agreement, including
the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the employment of Executive.

                          j.       Headings.  The Section headings appearing in
this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend, or affect its provisions.






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                  IN WITNESS WHEREOF, the parties have executed this
Employment Agreement as of the date set forth above.

                  MOSCOM CORPORATION FOR ITS VOTAN DIVISION:


                                 /s/ Albert J. Montevecchio
                                 --------------------------------
                                 By: Albert J. Montevecchio
                                 Title: President

                                 Address: 7020 Koll Center Parkway #142 Pleasanton, California 94566



                                 EXECUTIVE:


                                 /s/ John A. White
                                 --------------------------------
                                 Mr. John A. White

                                 Address: 1135 Monte Rosa Drive
                                          Menlo Park, California  94025